UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Forbes Road

Lexington, MA 02421

(Address of principal executive offices, including zip code)

(781) 674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agenus Inc. (“Agenus”) has been a party to a License, Development and Commercialization Agreement with Incyte Corporation and a wholly-owned subsidiary thereof (together, “Incyte”) dated January 9, 2015 and as amended from time to time, pursuant to which Agenus remains eligible to receive up to $505.0 million in potential development, regulatory and commercial milestones, plus royalties on any future sales generally ranging from 6% to 15%.

As previously disclosed, Agenus is also party to a License and Research Collaboration Agreement with Merck Sharp & Dohme Corp dated April 25, 2014 and as amended from time to time, pursuant to which Agenus remains eligible to receive up to $95.0 million in potential development, regulatory and commercial milestones, plus royalties on any future sales.

On September 20, 2018 (the “Closing”), Agenus and its wholly-owned subsidiary, Agenus Royalty Fund, LLC (“Agenus Royalty”), entered into a Royalty Purchase Agreement (the “Royalty Purchase Agreement”) with XOMA (US) LLC (“XOMA”). Pursuant to the terms of the Royalty Purchase Agreement, XOMA paid $15.0 million at Closing in exchange for the right to receive 33% of the future royalties and 10% of the future milestones that Agenus is entitled to receive from Incyte and Merck, net of certain Agenus obligations to a third party and excluding the next milestone that Agenus expects to receive from Incyte in the fourth quarter of 2018. Agenus otherwise retains 90% of the future milestones and 67% of the future royalties under its agreements with Incyte and Merck.

The Royalty Purchase Agreement contains certain representations and warranties regarding Agenus’ rights and obligations with respect to Incyte and Merck, as well as customary representations for a transaction of this nature. The Royalty Purchase Agreement also contains certain covenants around Agenus’ rights and obligations with respect to Incyte and Merck, as well as customary covenants, including covenants that limit or restrict Agenus Royalty’s ability to incur indebtedness or liens or otherwise merge, consolidate or acquire assets or securities.

The foregoing description of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Royalty Purchase Agreement, which will be filed as an exhibit to a subsequent filing made by Agenus under the Securities Exchange Act of 1934.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided above in this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2018	Agenus Inc.

	By:	/s/ Evan D. Kearns
Evan D. Kearns
VP, General Counsel